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                                                                     EXHIBIT 2.4

                              INVESTMENT AGREEMENT

         This Investment Agreement is between Delano Technology Corporation, a Delaware corporation ("DELANO"), and you as the undersigned stockholder (the "STOCKHOLDER") of Digital Archaeology Corporation, a Kansas corporation ("DA").

     A. Delano, Delano/DA Acquisition Corp., a Kansas corporation and a wholly owned subsidiary of Delano ("MERGER SUB"), DA and other stockholders of DA have entered into an Agreement and Plan of Merger dated as of October 13, 2000 (the "MERGER AGREEMENT").

     B. The Merger Agreement provides for the merger of Merger Sub into DA (the "MERGER"). Upon the consummation of the Merger, the undersigned Stockholder will become the owner of shares of Common Stock of Delano (the "DELANO COMMON STOCK").

     C. All capitalized terms shall have the same meaning as defined in the Merger Agreement unless otherwise indicated herein.

     Intending to be legally bound, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Delano and you, as the Stockholder, hereby agree as follows:

     1. SECURITIES ACT MATTERS. You acknowledge and agree that the Delano Common Stock to be issued to you has not been (and at the time of acquisition by you, will not have been) registered under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "SECURITIES ACT") or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes, and have not been registered under or qualified under the securities or other laws of any other jurisdiction. You recognize and acknowledge that such claims of exemption are based, in part, upon your representations contained in this Agreement. You further recognize and acknowledge that, because the Delano Common Stock is not registered under federal and state laws, it is not presently eligible for public resale, and may only be resold, assigned, transferred, pledged or otherwise disposed of pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. You recognize and acknowledge that Rule 144 promulgated under the Securities Act (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available to you for resale of the Delano Common Stock, and you recognize and acknowledge that, in the absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale or other disposition of the Delano Common Stock by you. You recognize and acknowledge that, except as set forth in a Registration Rights Agreement being executed in connection with this Agreement, Delano is under no obligation to register the Delano Common Stock, either pursuant to the Securities Act or the securities laws of any state or to supply the information which may be necessary to enable you to sell the Delano Common Stock. You agree that Delano, at its discretion, may cause stop transfer orders to be placed

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with its transfer agent with respect to the certificates representing your shares of Delano Common Stock, and may place legends on such certificates reflecting any applicable restrictions on transfer.

     2. RESTRICTIVE LEGEND. Each certificate representing Delano Common Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION; (ii) THE CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION OR (iii) THE CORPORATION IS OTHERWISE SATISFIED THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. THE HOLDER OF THIS SECURITY IS ENTITLED TO CERTAIN REGISTRATION RIGHTS AND SUBJECT TO CERTAIN RESTRICTIONS ON SALE, PLEDGE OR DISPOSITION OF THIS SECURITY AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTMENT AGREEMENT, COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to Delano the securities being sold thereby may be publicly sold without registration under the Securities Act and applicable state securities laws or if such securities have been sold pursuant to Rule 144 or an effective registration statement.

     3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Delano Common Stock other than pursuant to an effective registration statement, the holder thereof shall give written notice to Delano of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Delano, shall be accompanied by an opinion of counsel reasonably satisfactory to Delano to the effect that the proposed transfer may be effected without registration under the Securities Act and applicable state securities laws, whereupon, if such proposed transfer is otherwise in accordance with the terms hereof and any "Affiliate Letter" executed by such holder, the holder of such security shall be entitled to transfer such security in accordance with the terms of its notice. If requested by Delano, a transferee of Delano Common Stock (other than Delano Common Stock sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144) will execute, as a condition of such transfer, an agreement to be bound by this Agreement in a form acceptable to Delano and provide such other information and representations as Delano may reasonably request. Each certificate for Delano Common Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of Delano) would be entitled to transfer such securities in a public sale without registration under the Securities Act and applicable state securities laws. The restrictions provided for in this Section 3 shall

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not apply to securities which are not required to bear the legend prescribed by
Section 2 in accordance with the provisions of that Section.

     4. REPRESENTATIONS AND COVENANTS. You hereby represent and warrant to Delano as follows:

          (a) YOU UNDERSTAND THAT YOUR INVESTMENT IN THE DELANO COMMON STOCK INVOLVES RISK.

          (b) YOU HAVE CONSULTED YOUR OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR YOU. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO YOU SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

          (c) You are acquiring the Delano Common Stock to be issued to you solely in exchange for the DA Common Stock owned by you in connection with the transactions contemplated by the Merger Agreement.

          (d) You have paid no brokerage or similar commissions in connection with the acquisition of such Delano Common Stock.

          (e) You are acquiring such Delano Common Stock solely for your account and not with a present view toward resale or other distribution thereof.

          (f) Delano has made available to you, during the course of this transaction and prior to the acquisition of the Delano Common Stock, the opportunity to ask questions of and receive complete and correct answers from representatives of Delano concerning the terms and conditions of the Delano Common Stock and to obtain any additional information relating to the financial condition and business of Delano, all of your questions have been answered to your satisfaction and you have obtained such information relating to Delano as you have deemed necessary to make an investment decision regarding the Delano Common Stock.

          (g) You understand that you must bear the economic risk of your investment in the Delano Common Stock for an indefinite period of time.

          (h) You have adequate means of providing for your current needs and personal contingencies and have no need for liquidity in connection with this investment in the Delano Common Stock.

          (i) Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth and your investment in the Delano Common Stock will not cause such overall commitment to become excessive. The acquisition of the Delano Common Stock by you is consistent with your general investment objectives.

          (j)  Please check one of the boxes below:

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               [ ]  You are an "accredited investor" within the meaning of Rule
                    501 under the Securities Act and one or more of the categories set forth in EXHIBIT B attached hereto correctly and in all respects describes you.

               [ ]  You , with your purchaser representative (circle one)

                    [Insert names of purchaser representatives]



               whose Purchaser Representative Certification Agreement is attached hereto as EXHIBIT A, have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the investment in Delano Common Stock.

          (k) If you are not a natural person, you were not organized for the specific purpose of acquiring the Delano Common Stock.

          (l) You received an offer concerning the Delano Common Stock and first learned of this investment in the state or other jurisdiction listed in the residence address on the signature page hereto, and intend that the state securities laws of that state or other jurisdiction alone govern this transaction.

          (m) You hereby acknowledge receipt of the Private Placement Memorandum/Information Statement and the documents described in Section 5.5 of the Merger Agreement which you have reviewed.

     You acknowledge and warrant that any exhibits to these documents which were not directly furnished to you have been made available to you, at your request, prior to consummation of the transactions contemplated by the Merger Agreement. You further acknowledge and warrant that, prior to the execution of this Agreement, you have had the opportunity to ask questions and receive answers from Delano and DA concerning the terms and conditions of the transactions contemplated by the Merger Agreement and the issuance of the Delano Common Stock, and concerning any of the documents identified above, and to obtain such additional further information from Delano and DA as you have deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to you.

     5.   LOCK-UP AGREEMENT.

     You agree that, without the prior written consent of Delano, you will not, directly or indirectly, (1) sell, contract or offer to sell, sell short, pledge, transfer or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Delano Common Stock or any securities convertible into or exercisable or exchangeable for such capital stock (including capital stock or other securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission--the SEC) (such shares of capital stock and other securities--the "DELANO SECURITIES"); or (2) enter into any swap or other derivatives transaction that transfers to

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another, in whole or in part, any of the economic benefits or risks of ownership of any Delano Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other Delano Securities, in cash or otherwise. The foregoing restrictions shall apply to all of the Delano Securities owned or deemed owned by you immediately after the Effective Time of the Merger until released as set forth below. The foregoing shall not prevent transfers by gift provided that the donee agrees in writing to be bound by the terms hereof (and a copy of such agreement is delivered to Delano).

     Notwithstanding the foregoing and notwithstanding Section 2.8 of the Merger Agreement, the Delano Securities subject to such agreement shall be released from such restrictions as follows: 25% thereof on March 1, 2001; an additional 50% thereof one year from the Closing of the Merger; and the remainder 18 months from the Closing of the Merger. The foregoing sentence shall constitute the written consent of Delano as required by Section 2.8 of the Merger Agreement.

     In furtherance of the foregoing, Delano and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

     Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         (The remainder of this page has been left blank intentionally.)

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                     Signature Page of Investment Agreement

     IN WITNESS WHEREOF, the parties have caused this Investment Agreement to be executed as of the date first above written.


DELANO TECHNOLOGY CORPORATION      Name of Stockholder:
                                                        -----------------------

By:
    -----------------------
    Title:                         By:
           -----------------------     -----------------------
                                       Title, if any:

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                                                                       EXHIBIT A

                     PURCHASER REPRESENTATIVE CERTIFICATION


     The undersigned, as Purchaser Representative to certain stockholders (the "STOCKHOLDERS") of Digital Archaeology Corporation, a Kansas corporation ("DA"), in a proposed merger and acquisition by Delano Technology Corporation, and Ontario corporation ("DELANO"), in which Delano is proposing to issue shares of its Common Stock to the Stockholders in exchange for their DA Common Stock, hereby states and certifies to Delano as follows:

1. I am familiar with the definition and qualifications of a "Purchaser Representative" as set forth in Rule 501(h) of the Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

2. I certify that I meet the conditions applicable to a Purchaser Representative and am qualified to act in such capacity in connection with this transaction and agree to act in such capacity.

3.   I am not an affiliate, director, officer or other employee of Delano.

4. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the transaction on behalf of the Stockholders.


                                        PURCHASER REPRESENTATIVE:


                                        ----------------------------------------

                                        Name:
                                              ----------------------------------

                                        Date:
                                              ----------------------------------

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                                                                       EXHIBIT B

     An "ACCREDITED INVESTOR" means any person or entity who comes within any of the following categories:

     1. A natural person whose net worth, either individually or jointly with such person's spouse and inclusive of the value of the DA securities, have furnishings and automobiles, at the time of his purchase, exceeds $1,000,000.

     2. A natural person who had individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in the last two years and reasonably expects to reach the same income level in the current year.

     3. A corporation, partnership or other organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     4. An entity which falls within one of the following categories of institutional accredited investors set forth in Rule 501(a) of Regulation D under the Securities Act:

          (a) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity.

          (b) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 as amended.

          (c) An insurance company as defined in Section 2(13) of the Securities Act.

          (d) An investment company registered under the Investment Company Act of 1940 or as a business development company as defined in
               Section 2(a)(48) of that Act.

          (e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          (f) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

          (g) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (h) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
               Section 3(21) of such Act, which is either a bank,

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               savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          (i) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purpose is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

5. An entity in which all of the equity owners are accredited investors and described in one or more of the categories set forth in paragraph 1 and 4 above.

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